Exhibit 10.16

SCHEDULE OF OFFICERSCHANGE
IN CONTROL AGREEMENT

        The Change in Control Agreement entered into by officers of Mestek, Inc. and the Company are identical in all respects, except for the name of the officer and the date of execution.

        Set forth below is the identity of each officer of Mestek, Inc. and the date upon which the above Change in Control Agreement was executed by such offices.

Director and/or Officer	Year of Execution

R. Bruce Dewey	2004
William S. Rafferty	2004
Stephen M. Shea	2004